UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2013

Commission file number 000-55122

SOURCE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-26828	80-0142655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level6/97 Pacific Highway North Sydney NSW 2060 Australia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +61 2 8907-2500

1093 Broxton Avenue Suite 210 Los Angeles, CA 90024
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

On June 30, 2013, in accordance with the terms of a Share Exchange Agreement dated May 30, 2013, we acquired Moneytech Limited, an Australian corporation.  As a result of the consummation of the Share Exchange Agreement, the shareholders of Moneytech, became our controlling stockholders.  Consequently, the Share Exchange has been accounted for as a recapitalization of Moneytech effected by a share exchange in which for accounting and financial reporting purposes Moneytech is considered the acquirer. Consequently, the historical consolidated financial statements of Moneytech are now our historical financial statements.  On February 24, 2014, we determined that the financial statements of Moneytech Limited, now our financial statements, for the fiscal years ended June 30, 2013, 2012 and 2011, and certain of its interim financial statements within such years and for the fiscal quarters ended September 30, 2013 and December 31, 2013 should not be relied upon and needed to be restated.  The restatements were determined to be necessary due to errors in the amounts recognized as revenues and cost of revenues for certain gift card programs, and in the amounts reported in the provision for income tax and deferred tax assets.  We have also taken this opportunity to restate certain amounts reflected in such Financial Statements and Pro forma Financial Statements so that our future reports are consistent with our reports for prior periods.

i

Item 9.01   Financial Statements and Exhibits.

(a)	Financial statements of Moneytech Limited.

1

MONEYTECH LIMITED AND SUBSIDIARIES

FINANCIAL STATEMENTS

JUNE 30, 2012 AND 2011

(RESTATED)

INDEX TO FINANCIAL STATEMENTS

Reports of Independent Registered Accounting Firms	F1-3
Consolidated Balance Sheets (Restated)	F1-4
Consolidated Statements of Operations and Comprehensive (Loss) Income (Restated)	F1-5
Consolidated Statements of Stockholders’ Equity (Restated)	F1-6
Consolidated Statements of Cash Flows (Restated)	F1-7
Consolidated Notes to Financial Statements	F1-8 to F1-19

F1-2

Lichter, Yu and Associates
Certified Public Accountants
16133 Ventura Blvd., suite 450
encino, California 91436
Tel (818)789-0265   Fax (818) 789-3949

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Moneytech Limited and Subsidiaries

We have audited the accompanying consolidated balance sheets of Moneytech Limited and subsidiaries (the “Company”) as of June 30, 2012 (as restated) and 2011 (as restated), and the related consolidated statements of operations and comprehensive income (loss) (as restated), stockholders' equity (as restated), and cash flows (as restated) for the years ended June 30, 2012 and 2011.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company of June 30, 2012 (as restated) and 2011 (as restated), and the consolidated results of its operations (as restated) and its cash flows (as restated) for the years ended June 30, 2012 and 2011, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1, the consolidated financial statements as of June 30, 2012 and 2011 have been restated.

Lichter, Yu and Associates
Encino, California
February 14, 2013, except for Notes 1, 2, 3, 4, 7 and 8 which is as of March 26, 2014

F1-3

MONEYTECH LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS AT JUNE 30, 2012 AND 2011
(RESTATED) ASSETS

	2012	2011
	(Restated)	(Restated)
CURRENT ASSETS
Cash and cash equivalents	$5,617,025	$2,854,959
Trade receivables	26,577,290	19,801,075
Other receivable	50,795	-
Inventories	125,783	134,711
Deferred tax asset	317,850	304,770
Other assets	1,230,603	398,230
TOTAL CURRENT ASSETS	33,919,346	23,493,745

NON-CURRENT ASSETS
Intangible assets	3,467,872	3,368,605
Deferred tax asset	2,041,089	2,339,790
Property, plant and equipment	684,786	760,130
TOTAL NON-CURRENT ASSETS	6,193,747	6,468,525

TOTAL ASSETS	$40,113,093	$29,962,270

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Trade and other payables	$6,597,746	$3,574,509
Wholesale loan facilitiy	24,688,865	17,792,207
Cash reserve	703,003	203,424
TOTAL CURRENT LIABILITIES	31,989,614	21,570,140

NON-CURRENT LIABILITIES
Convertible loan	50,795	2,092,513
Shareholders loans	167,779	174,979
TOTAL NON-CURRENT LIABILITIES	218,574	2,267,492

TOTAL LIABILITIES	32,208,188	23,837,632

EQUITY
Common Stock	15,169,200	13,213,593
Other accumulated comprehensive gain (loss)	(253,058)	222
Accumulated deficit	(7,011,237)	(7,089,177)
TOTAL EQUITY	7,904,905	6,124,638

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$40,113,093	$29,962,270

The accompanying notes are an integral part of these financial statements

F1-4

MONEYTECH LIMITED AND SUBSIDIARIES
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED JUNE 30, 2012 AND 2011
(RESTATED)

	2012	2011
	(Restated)	(Restated)

Revenue	$4,171,622	$3,707,806
Cost of revenue	2,715,227	2,441,243
Gross profit	1,456,395	1,266,563

Operating expenses
Payroll expenses	806,711	449,694
Research and development expense	199,144	178,714
Bad debt expenses	78,038	446,144
Occupancy expenses	221,000	240,908
Depreciation and amortization expenses	36,402	21,919
General and administration expenses	226,936	188,845
Total operating expenses	1,568,231	1,526,224

Loss from operations	(111,836)	(259,661)

Other Income (Expense)
Interest income	109,899	93,103
Research and development grant	302,876	312,771
Other income	(14,797)	(17,983)
Finance costs	(28,555)	-
Total other income	369,423	387,891

Income before income tax	257,587	128,230

Income tax expense	179,647	125,142

Net income	77,940	3,088

Other comprehensive income
Foreign currency translation	(253,280)	222

Total comprehensive (loss) income for the year	$(175,340)	$3,310

Net income per share
Basic	$0.001	$0.000
Diluted	$0.001	$0.000

Weighted average number of shares outstanding:
Basic & diluted	111,676,854	91,271,854
Diluted	149,706,854	149,706,854

The accompanying notes are an integral part of these financial statements

F1-5

MONEYTECH LIMITED AND SUBSIDIARIES
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED JUNE 30, 2012 AND 2011
(RESTATED)

					Retained
			Other		Total
	Common Stock		Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Gain (Loss)	Deficit	Equity
Balance June 30, 2010 (Restated)	91,271,854	$13,213,593	$-	$(7,092,265)	$6,121,328

Foreign currency translation adjustments			222		222

Net income for the year ended June 30, 2011	-	-		3,088	3,088

Balance June 30, 2011 (Restated)	91,271,854	13,213,593	222	(7,089,177)	6,124,638

Shares issued for redeemable shares	20,405,000	1,955,607			$1,955,607

Foreign currency translation adjustments			(253,280)		(253,280)

Net income for the year ended June 30, 2012				77,940	77,940

Balance June 30, 2012 (Restated)	111,676,854	$15,169,200	$(253,058)	$(7,011,237)	$7,904,905

The accompanying notes are an integral part of these financial statements

F1-6

MONEYTECH LIMITED AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2012 AND 2011
(RESTATED)

	2012	2011
	(Restated)	(Restated)

Net income	$77,940	$3,088
Adjustments to reconcile net income to net cash used in operating activities:

Depreciation & amortization	594,011	501,696

(Increase) / decrease in assets:
Trade receivables	(7,765,220)	(4,064,817)
Inventories	3,440	(2,913)
Deferred tax assets	179,646	125,143
Other assets	(862,462)	330,442
Increase/ (decrease) in current liabilities:
Trade payables	3,737,665	493,510
Net cash used in operating activities	(4,034,980)	(2,613,851)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(84,471)	(47,101)
Development of intangible assets	(706,496)	(534,006)
Net cash used in investing activities	(790,967)	(581,107)

CASH FLOWS FROM FINANCING ACTIVITIES
Wholesale loan facility, net	7,751,988	3,429,948
Net cash provided by financing activities	7,751,988	3,429,948

Effect of exchange rate changes on cash and cash equivalents	(163,975)	515,941

Net increase in cash and cash equivalents	2,762,066	750,931

Cash and cash equivalents at the beginning of the period	2,854,959	2,104,028

Cash and cash equivalents at the end of the period	$5,617,025	$2,854,959

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments	$-	$-

Interest payments	$1,711,920	$1,528,154

The accompanying notes are an integral part of these financial statements

F1-7

MONEYTECH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2012 AND 2011

Note 1 – ORGANIZATION AND BASIS FOR PRESENTATION (RESTATED)

Moneytech Limited was incorporated under the laws of the Australia on September 9, 2003.  Through its wholly owned subsidiaries, Moneytech Finance Pty Ltd and Moneytech Services Pty Ltd, it offers working capital, trade and debtor finance solutions, to small and medium sized businesses.  When used in these notes, the terms "Company," "we," "our," or "us" mean Moneytech Limited and its Subsidiaries. The Company delivers its product offerings through ‘The Moneytech Exchange’, which is a real-time core banking platform, developed in-house and which continues to be upgraded with the support of the Australian Federal Government’s Research and Development program.  The Moneytech Exchange serves as the backbone of the Company’s business by providing internet style banking access to the Company’s customers and back-office systems to the Company’s staff.

Restatements

Subsequent to the issuance of the Company's (as defined below) financial statements for the fiscal years ended June 30, 2012 and 2011, the Company determined that certain transactions reflected in the Company’s financial statements had not been accounted for properly.  Specifically, research and development grant income was improperly reflected in revenue; the amount of the value available on cards issued to consumers in certain gift card and similar programs had been improperly recognized in revenue and cost of revenues; and amortization relating to the Company’s IT systems was improperly reflected in operating expenses.  Also, the amounts reported in the provision for income tax and deferred tax asset was incorrect.  As a result of these errors, the Company decided to restate the consolidated balance sheet, consolidated statement of operations and comprehensive (loss) income, consolidated statement of stockholders’ equity, consolidated statement of cash flows for the fiscal years ended June 30, 2012 and 2011. The Company also used this opportunity to realign operating expenses and cost of revenue to conform to the presentation in future financial statements.

F1-8

The effects of these restatements and reclassifications are as follows:

BALANCE SHEET

	Reported	Adjustments	Restated	Reported	Adjustments	Restated
	June 30, 2011	June 30, 2011	June 30, 2011	June 30, 2012	June 30, 2012	June 30, 2012
ASSETS
CURRENT ASSETS
TOTAL CURRENT ASSETS	23,493,744	1	23,493,745	33,919,346	-	33,919,346

NON-CURRENT ASSETS
Intangible assets	3,368,605	-	3,368,605	3,467,872	-	3,467,872
Deferred tax asset	2,274,464	65,326	2,339,790	2,155,244	(114,155)	2,041,089
Property, plant and equipment	760,130	-	760,130	684,786	-	684,786
TOTAL NON-CURRENT ASSETS	6,403,199	65,326	6,468,525	6,307,902	(114,155)	6,193,747

TOTAL ASSETS	$29,896,943	$65,327	$29,962,270	$40,227,248	$(114,155)	$40,113,093

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Trade and other payables	3,574,509	-	3,574,509	6,597,746	-	6,597,746
Wholesale loan facility	17,792,207	-	17,792,207	24,688,865	-	24,688,865
Cash reserve	-	203,424	203,424	-	703,003	703,003
TOTAL CURRENT LIABILITIES	21,366,716	203,424	21,570,140	31,286,611	703,003	31,989,614

NON-CURRENT LIABILITIES
Cash reserve	203,424	(203,424)	-	703,003	(703,003)	-
Convertible loan	2,092,513	-	2,092,513	50,795	-	50,795
Shareholders loans	174,979	-	174,979	167,779	-	167,779
TOTAL NON-CURRENT LIABILITIES	2,470,916	(203,424)	2,267,492	921,576	(703,002)	218,574

TOTAL LIABILITIES	23,837,632	-	23,837,632	32,208,188	-	32,208,188

EQUITY
Common stock	13,213,593	-	13,213,593	15,169,200	-	15,169,200
Other accumulated comprehensive gain (loss)	9,155	(8,933)	222	(244,289)	(8,768)	(253,058)
Accumulated deficit	(7,163,437)	74,260	(7,089,177)	(6,905,851)	(105,386)	(7,011,237)
TOTAL EQUITY	6,059,310	65,327	6,124,638	8,019,060	(114,155)	7,904,905

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$29,896,943	$65,327	$29,962,270	$40,227,248	$(114,155)	$40,113,093

F1-9

STATEMENTS OF OPERATIONS

	Reported	Adjustments	Restated	Reported	Adjustments	Restated
	June 30, 2011	June 30, 2011	June 30, 2011	June 30, 2012	June 30, 2012	June 30, 2012

Revenue	$4,403,974	$(696,168)	$3,707,806	$4,474,498	$(302,876)	$4,171,622
Cost of revenue	2,344,863	96,380	2,441,243	2,157,618	557,609	2,715,227
Gross profit	2,059,111	(792,548)	1,266,563	2,316,880	(860,485)	1,456,395

Operating expenses
Compensation expenses	723,935	(274,241)	449,694	1,006,815	(200,104)	806,711
Research and development expense	-	178,714	178,714	-	199,144	199,144
Bad debt expenses	450,072	(3,928)	446,144	105,954	(27,916)	78,038
Occupancy expenses	264,225	(23,317)	240,908	254,145	(33,145)	221,000
Depreciation expense	501,696	(479,777)	21,919	594,011	(557,609)	36,402
General and administration expenses	87,983	100,862	188,845	207,629	19,307	226,936
Total operating expenses	2,027,911	(501,687)	1,526,224	2,168,554	(600,323)	1,568,231
Income / (loss) from operations	31,199	(290,860)	(259,661)	148,326	(260,162)	(111,836)

Other income / (expense)
Interest income	93,103	-	93,103	109,899	-	109,899
Research and development grant	-	312,771	312,771	-	302,876	302,876
Other (expense) income	3,928	(21,911)	(17,983)	27,916	(42,713)	(14,797)
Finance costs	-	-	-	(28,555)	-	(28,555)
Total other income	97,031	290,860	387,891	109,260	260,163	369,423

Income from operations before income taxes	128,231	(1)	128,230	257,586	1	257,587
Income tax expense	-	125,142	125,142	-	179,647	179,647
Net income (loss)	128,231	(125,143)	3,088	257,586	(179,646)	77,940
Other comprehensive income	9,155	(8,933)	222	(253,443)	163	(253,280)
Comprehensive (loss) income	$137,386	$(134,076)	$3,310	$4,142	$(179,482)	$(175,340)

Net income per share:
Basic	$0.001	$(0.001)	$0.000	$0.002	$(0.001)	$0.001
Diluted	$0.001	$(0.001)	$0.000	$0.002	$(0.001)	$0.001

F1-10

STATEMENTS OF CASH FLOWS

	Reported	Adjustments	Restated	Reported	Adjustments	Restated
	June 30, 2011	June 30, 2011	June 30, 2011	June 30, 2012	June 30, 2012	June 30, 2012

Net income (loss)	$128,231	$(125,143)	$3,088	$257,586	$(179,646)	$77,940

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation & amortization	501,696	-	501,696	594,011	-	594,011

(Increase) / decrease in assets:
Trade receivables	(4,064,817)	-	(4,064,817)	(7,765,220)	-	(7,765,220)
Inventories	(2,913)	-	(2,913)	3,440	-	3,440
Deferred tax assets	1	125,142	125,143	-	179,646	179,646
Other assets	330,442	-	330,442	(862,462)	-	(862,462)
Increase/ (decrease) in current liabilities:
Trade payables	493,510	-	493,510	3,737,665	-	3,737,665
Net cash used in operating activities	(2,613,851)	-	(2,613,851)	(4,034,980)	-	(4,034,980)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(581,107)	-	(581,107)	(790,967)	-	(790,967)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	3,429,948	-	3,429,948	7,751,988	-	7,751,988

Net cash (used in) operations	234,990	-	234,990	2,926,041	-	2,926,041

Effect of exchange rate changes on cash and cash equivalents	515,941	-	515,941	(163,975)	-	(163,975)
Net increase in cash and cash equivalents	750,931	-	750,931	2,762,066	-	2,762,066
Cash and cash equivalents at the beginning of the period	2,104,028	-	2,104,028	2,854,959	-	2,854,959

Cash and cash equivalents at the end of the period	2,854,959	-	2,854,959	5,617,025	-	5,617,025

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments	$-	$-	$-	$-	$-	$-
Interest payments	$196,188	$1,331,966	$1,528,154	$179,242	$1,532,677	$1,711,920

F1-11

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (RESTATED)

Liquidity Matters
Based upon its current projection of revenue, management believes that its current cash position and available financing provide sufficient resources and operating flexibility through at least the next twelve months. However, there can be no assurance that projected revenue growth and improvement in operating results will occur or that the Company will successfully implement its plans. In the event cash flow from operations is not sufficient, additional sources of financing will be required in order to maintain the Company’s current operations. Whereas management believes it will have access to other financing sources, no assurance can be given that such additional sources of financing will be available on acceptable terms, on a timely basis or at all.

Foreign Currency Translation and Comprehensive Income (Loss)
The accounts of Moneytech and its wholly owned subsidiaries were maintained, and its financial statements were expressed, in AUD. Such financial statements were translated into USD with the AUD as the functional currency.  All assets and liabilities were translated at the exchange rate at the balance sheet date, stockholder’s equity is translated at the historical rates and income statement items are translated at the average exchange rate for the period.  Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of transaction.  Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the consolidated statements of operations. The resulting translation adjustments are reported under other comprehensive income as a component of shareholders’ equity.

Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates include collectability of accounts receivable, accounts payable, sales returns and recoverability of long-term assets.

Principles of Consolidation
The consolidated financial statements include the accounts of Moneytech Limited and its wholly owned subsidiaries Moneytech Finance Pty Ltd and Moneytech Services Pty Ltd, and are collectively referred to as the Company.  All material intercompany accounts, transactions and profits were eliminated in consolidation.

Revenue Recognition
Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. Revenue generally is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities.

Cost of Revenue
Cost of revenue includes; programs licensed; operating costs related to product support service centers to drive traffic to our websites, costs incurred to support and maintain products and services, including inventory valuation adjustments; costs associated with the delivery of consulting services; and the amortization of capitalized research and development costs. Capitalized research and development costs are amortized over the estimated lives of the products.

Research and Development
Research and development expenses include payroll, employee benefits, and other headcount-related expenses associated with product development. Research and development expenses also include third-party development and programming costs, localization costs incurred to translate software for international markets, and the amortization of purchased software code and services content. Such costs related to software development are included in research and development expense until the point that technological feasibility is reached, which for our software products, is generally shortly before the products are put into service. Once technological feasibility is reached, such costs are capitalized and amortized to cost of revenue over the estimated lives of the products.  Certain research and development costs are available for reimbursement by the Australian government.  Research and development expense is included as an operating expense and research and development grant income is reported as other income.

F1-12

Income Taxes
The Company utilizes FASB Accounting Standards Codification (ASC) Topic 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (codified in FASB ASC Topic 740). When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

At June 30, 2012 and 2011, the Company had not taken any significant uncertain tax positions on its tax returns for 2012 and prior years or in computing its tax provisions.

Statement of Cash Flows
In accordance with SFAS No.  95, “Statement of Cash Flows” (codified in FASB ASC Topic 230), cash flows from the Company’s operations are based upon local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities.  The Company places its cash in what it believes to be credit-worthy financial institutions.  The Company has a diversified customer base, most of which are in Australia.  The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures.  The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Risks and Uncertainties
The Company is subject to risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies
Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.  Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Equivalents
Cash and equivalents include cash in hand and cash in demand deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.  At June 30, 2012 and 2011, the Company had $5,617,025 and $2,854,959 in cash, respectively, of which no deposits were covered by insurance.  The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

F1-13

Allowance for Doubtful Accounts
The Company maintains reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  The allowance for doubtful accounts was $751,564 and $607,962 at June 30, 2012 and 2011.

Inventory
Inventories are valued at the lower of cost (determined on a weighted average basis) or market.  Management compares the cost of inventories with the market value and allowance is made to write down inventories to market value, if lower.  As of June 30, 2012 and 2011, inventory only consisted of finished goods.

Property, Plant & Equipment
Property and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. The estimated useful lives of our property and equipment are generally as follows: computer software developed or acquired for internal use, three  to 10 years; computer equipment, two to three years; buildings and improvements, five to 15 years; leasehold improvements, two to 10 years; and furniture and equipment, one to five years. Land is not depreciated.

As of June 30, 2012 and 2011, Property, Plant & Equipment consisted of the following:

	2012	2011
Plant and Equipment	$1,606,023	$1,588,253
Accumulated Depreciation	(921,237)	(828,123)
	$684,786	$760,130

For the years ended June 30, 2012 and 2011, depreciation expense consisted of the following:

	2012	2011
Depreciation, operating	$36,402	$21,919
Depreciation, cost of revenue	111,735	102,093
Total depreciation expense	$148,137	$124,012

Fair Value of Financial Instruments
For certain of the Company’s financial instruments, including cash and equivalents, restricted cash, accounts receivable, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities.  ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company.  ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.  The three levels of valuation hierarchy are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

As of June 30, 2012 and 2011, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

F1-14

Earnings Per Share (EPS)
Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and if the additional common shares were dilutive. Diluted EPS is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and the if-converted method for the outstanding convertible preferred shares. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, convertible outstanding instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later).

The following table sets for the computation of basic and diluted earnings per share for the years ended June 30 :

	2012	2011

Net (loss) income	$77,940	$3,088

Weighted average number of shares used in computing basic and diluted net (loss) income per share:

Basic	111,676,854	91,271,854
Dilutive effect of stock options	37,500,000	37,500,000
Dilutive effect of convertible loan	530,000	20,835,000
Diluted	149,706,854	149,606,854

Net (loss) income per share
Basic:	$0.001	$0.000
Diluted:	$0.001	$0.000

Intangible Assets
All of our intangible assets are subject to amortization and are amortized using the straight-line method over their estimated period of benefit, ranging from one to 10 years. We evaluate the recoverability of intangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired.

Recent accounting pronouncements
In December 2011, the FASB issued guidance enhancing disclosure requirements about the nature of an entity’s right to offset and related arrangements associated with its financial instruments and derivative instruments. The new guidance requires the disclosure of the gross amounts subject to rights of set-off, amounts offset in accordance with the accounting standards followed, and the related net exposure. The new guidance will be effective for us beginning July 1, 2013. Other than requiring additional disclosures, we do not anticipate material impacts on our financial statements upon adoption.

In September 2011, the FASB issued guidance on testing goodwill for impairment. The new guidance provides an entity the option to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If an entity determines that this is the case, it is required to perform the currently prescribed two-step goodwill impairment test to identify potential goodwill impairment and measure the amount of goodwill impairment loss to be recognized for that reporting unit (if any). If an entity determines that the fair value of a reporting unit is greater than its carrying amount, the two-step goodwill impairment test is not required. The new guidance will be effective for us beginning July 1, 2012.

In June 2011, the FASB issued guidance on presentation of comprehensive income. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in stockholders’ equity. Instead, an entity will be required to present either a continuous statement of net income and other comprehensive income or in two separate but consecutive statements. This portion of the guidance will be effective for us beginning July 1, 2012 and will require financial statement presentation changes only. The new guidance also required entities to present reclassification adjustments out of accumulated other comprehensive income by component in both the statement in which net income is presented and the statement in which other comprehensive income is presented. However, in December 2011, the FASB issued guidance which indefinitely defers the guidance related to the presentation of reclassification adjustments.

F1-15

Note 3 – INTANGIBLE ASSETS (RESTATED)

As of June 30, 2012 and 2011, intangible assets consisted of the following:

	2012	2011
Moneytech and mPayments software	$5,553,260	$5,066,481
Accumulated amortization	(2,085,388)	(1,697,876)
	$3,467,872	$3,368,605

The intangible assets are amortized over 10-30 years.  Amortization expense of $445,874 and $377,684 was included in cost of revenue for years ended June 30, 2012 and 2011, respectively.

Amortization for the Company’s intangible assets over the next five fiscal years from June 30, 2012 is estimated to be:

Years ending
June 30, 2013	$467,765
June 30, 2014	467,765
June 30, 2015	467,765
June 30, 2016	467,765
June 30, 2017	467,765
Thereafter	1,129,047
Total	$3,467,872

Note 4 - TRADE RECEIVABLES (RESTATED)

Trade receivables consist principally of accounts receivable and trade financing and other financial services to small to medium sized businesses and individuals, principally in Australia.  Trade receivables are recorded at the invoiced amount and net of allowances for doubtful accounts.  Trade receivables bear interest. The allowance for doubtful accounts represents management’s estimate of the amount of probable credit losses in existing accounts receivable, as determined from a review of past due balances and other specific account data. Account balances are written off against the allowance when management determines the receivable is uncollectible.

Collectability of trade receivables is reviewed on an ongoing basis. Debts which are known to be uncollectable are written off by reducing the carrying amount directly. A provision for impairment of trade receivables is raised when there is objective evidence that the consolidated entity or parent entity will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganization and default or delinquency in payments (more than 60 days overdue) are considered indicators that the trade receivable may be impaired. The amount of the impairment allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate. Cash flows relating to short-term receivables are not discounted if the effect of discounting is immaterial.

All trade receivables must be paid within 122 days.  Trade receivables not paid in full by this time are considered overdue and once 30 days past due are considered delinquent.

F1-16

As of June 30, 2012 and 2011, other receivable are comprised of the following:

	2012	2011

Trade receivable	$27,328,853	$20,409,036
Allowance for bad debt	(751,563)	(607,961)
Total receivable	$26,577,290	$19,801,075

Note 5 – OTHER ASSETS

As of June 30, 2012 and 2011, other assets are comprised of the following:

	2012	2011

Government R&D receivable	$602,834	$317,850
Prepaid and other assets	627,769	80,380
Total other assets	$1,230,603	$398,230

Note 6 – TRADE AND OTHER PAYABLE

As of June 30, 2012 and 2011, trade and other payable are comprised of the following:

	2012	2011

Trade payable	$6,337,545	$3,310,493
Employee benefits	55,959	81,310
Other	204,242	182,706
Total payable	$6,597,746	$3,574,509

Note 7 –LOANS (RESTATED)

Current:	2012	2011
Wholesale loan facility	$24,688,865	$17,792,207
Cash reserve	703,003	203,424
	$25,391,868	$17,995,631

Wholesale loan Facility
The Company has a secured bank Senior Debt Finance Facility with a bank in Sydney Australia for up to AUD $25,000,000 for the company to use. The Senior Debt Finance Facility is secured mainly by their trade receivables. Interest rate charges at the bank reserve rate plus margin from the bank. The agreement is currently set to expire on December 31, 2013 that can be renewed annually in September.

Cash Reserve
The Company is required to maintain certain cash reserves with its senior debt provider in accordance with the Receivables Purchase Agreement (RPA) between the parties. The Required Cash Reserve amount may be provided by the Company or its customers and is held in a ‘Cash Reserve Account’ with its senior debt provider in accordance with the RPA terms and conditions.  The Required Cash Reserve balance is adjusted based on the RPA and the total facility limit provided to the Company by the senior debt.

Non Current:	2012	2011
Convertible loan	50,795	2,092,513
Shareholders loans	167,779	174,979
	$218,574	$2,267,492

F1-17

Convertible Loan
20,405,000 shares of common stock were issued for AUD$1,925,000 of $1 par value RPS during the fiscal year ended June 30, 2012.

Shareholders Loans
The Company had a convertible loan balance for AUD $50,000 with one shareholder.  The Company has the right to retire the loan prior to September 30, 2014, through the issuance of 530,000 shares of its common stock.

The Company has an accrued interest amount payable to a shareholder in the amount of AUD$165,153 as of June 30, 2012 and 2011.  The amount is due by July 31, 2013.  There is no interest charged on the balance.

The shareholder also had an option to purchase 37,500,000 shares of common stock which expired on September 30, 2012.

Note 8 –INCOME TAXES (RESTATED)

The following is the income tax expense reflected in the Statement of Operations for the years ended June 30, 2012 and 2011:

INCOME TAX EXPENSE	FOR THE YEAR ENDED
	2012	2011
Income tax expense - current	$-	$-
Income tax expense - deferred	179,647	125,142
Total	$179,647	$125,142

The following are the components of income before income tax reflected in the Statement of Operations for the years ended June 30, 2012 and 2011:

COMPONENTS OF INCOME BEFORE INCOME TAX	FOR THE YEAR ENDED
	2012	2011
Income from Australian operations	$257,586	$128,231
Income tax	$179,647	$125,142
Effective tax rate	70%	97%

The Company did not have a United States tax paying entity during the years ended June 30, 2012 and 2011.

The following is a reconciliation of the provision for income taxes at the US federal income tax rate to the income taxes reflected in the Statement of Operations for the years ended June 30, 2012 and 2011:

	FOR THE YEAR ENDED
	2012	2011
US statutory rates	34%	34%
Tax rate difference	(4)%	(4)%
Research and development	40%	68%
Other expenses (benefits)	-%	(1)%
Tax expenses at actual rate	70%	97%

The following are the components of deferred tax reflected in the Statement of Operations for the years ended and Balance Sheet as at June 30, 2012 and 2011:

COMPONENTS OF DEFERRED TAX EXPENSE	FOR THE YEAR ENDED
	2012	2011
Tax losses carried forward	$242,351	$115,166
Doubtful debts reserve	(51,403)	9,921
Accruals	(11,301)	55
	179,647	125,142

F1-18

COMPONENTS OF DEFERRED TAX ASSET
	2012	2011
Tax losses carried forward	$2,116,283	$2,455,845
Doubtful debts reserve	225,469	182,389
Accruals	17,187	6,326
	2,358,939	2,644,560

Deferred tax assets - current	$317,850	$304,770
Deferred tax assets - non current	2,041,089	2,339,790
	2,358,939	2,644,560

Deferred income taxes arise from temporary differences between the tax and financial statement recognition of revenue and expense. In evaluating the ability to recover the deferred tax assets within the jurisdiction from which they arise, the Company considered all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. In projecting future taxable income, the Company began with historical results adjusted for changes in accounting policies and incorporates assumptions including the amount of future pretax operating income, the reversal of temporary differences, and the implementation of feasible and prudent tax planning strategies. These assumptions require significant judgment about the forecasts of future taxable income and are consistent with the plans and estimate the Company are using to manage the underlying businesses. In evaluating the objective evidence that historical results provide, the Company consider three years of cumulative operating income (loss).

As of June 30, 2012, Moneytech had approximately $7,054,277 in net operating loss (“NOL”) carry forward available to offset future taxable income in Australia.  The NOLs can be carried forward without expiration in Australia.  Management believes that all NOLs will be utilized in the near future and therefore no allowance was made.

Note 9 – RELATED PARTY TRANSACTIONS

As of June 30, 2012 and 2011, the Company paid a company controlled by Hugh Evans for consulting services in the amount of $201,299 and $163,219 respectively.

Note 10- COMMITMENTS

The Company leases its office under a renewable operating lease expiring on August 31, 2014.  The monthly rent is $10,458.  For 2012 and 2011, the rental expense was $144,832 and $173,998, respectively.

Future minimum rental payments required under operating leases as of June 30, 2012 are as follows by fiscal years ended June 30:

2013	$129,543
2014	151,134
Total	$280,677

Note 11 –SUBSEQUENT EVENTS

The Company and Wiki Group, Inc. signed a non-binding Letter of Intent to be acquired by Wiki Group, Inc. on December 14, 2012.

Management has evaluated events subsequent to June 30, 2012 through February 14, 2013 for transactions and other events that may require adjustment of and/or disclosure in such financial statements.

F1-19

MONEYTECH LIMITED AND SUBSIDIARIES

INTERIM FINANCIAL STATEMENTS

MARCH 31, 2013

(UNAUDITED)

(RESTATED)

INDEX TO UNAUDITED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheet (Restated)	F2-3

Condensed Consolidated Statement of Operations and Comprehensive (Loss) Income (Restated)	F2-4

Condensed Consolidated Statement of Stockholders’ Equity (Restated)	F2-5

Condensed Consolidated Statement of Cash Flows (Restated)	F2-6

Notes to Condensed Consolidated Financial Statements	F2-7 to F2- 17

F2-2

MONEYTECH LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
AS AT MARCH 31, 2013
(UNAUDITED)
(RESTATED)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,635,373
Trade receivables	31,396,498
Inventories	261,632
Deferred tax assets	416,640
Other assets	1,449,119
TOTAL CURRENT ASSETS	39,159,262

NON-CURRENT ASSETS
Intangible assets	3,803,366
Deferred tax assets	1,760,852
Property, plant and equipment	692,916
TOTAL NON-CURRENT ASSETS	6,257,134

TOTAL ASSETS	$45,416,396

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Trade and other payables	$4,113,146
Wholesale loan facility	29,724,410
Cash reserve	3,186,529
TOTAL CURRENT LIABILITIES	37,024,085

NON-CURRENT LIABILITIES
Convertible Loan	52,080
Shareholder loans	57,341
TOTAL NON-CURRENT LIABILITIES	109,421

TOTAL LIABILITIES	37,133,506

EQUITY
Common Stock - no par value; 111,676,854 shares issued and outstanding	15,169,200
Other accumulated comprehensive gain (loss)	(52,570)
Accumulated Deficit	(6,833,740)
TOTAL EQUITY	8,282,890

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$45,416,396

The accompanying notes are an integral part of these financial statements

F2-3

MONEYTECH LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND
COMPREHENSIVE (LOSS) INCOME
FOR THE NINE MONTHS ENDED MARCH 31, 2013 AND 2012
(UNAUDITED)
(RESTATED)

	March 31,
	2013	2012
	(Restated)	(Restated)

Revenue	$3,673,405	$2,895,766
Cost of revenue	2,196,874	1,918,343
Gross profit	1,476,531	977,423

Operating expenses
Payroll expenses	500,169	448,783
Research and development expense	358,207	139,245
Bad debt expenses	114,956	93,560
Occupancy expenses	182,691	156,000
Depreciation and amortization expenses	53,620	23,645
General and administration expenses	276,757	119,839
Loss from operations	(9,869)	(3,649)

Other (Income) Expense
Interest income	82,818	79,537
Research and development grant	356,404	204,029
Finance costs	(140)	(22,972)
Other expense	(11,288)	(9,218)
Total Other Income	427,794	251,376

Profit before income tax	417,925	247,727

Income tax expense	240,428	147,967

Net profit	177,497	99,760

Other comprehensive income (loss)
Foreign currency translation	200,488	(559,536)

Comprehensive Income (loss)	$377,985	$(459,776)

Earnings per share from net loss
Basic	0.002	0.001
Diluted	0.002	0.001

Weighted average number of shares outstanding:
Basic	111,676,854	91,271,854
Diluted	112,206,854	149,706,854

The accompanying notes are an integral part of these financial statements

F2-4

MONEYTECH LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE NINE MONTHS ENDED MARCH 31, 2013
(UNAUDITED)
(RESTATED)

					Retained
			Other		Total
	Common Stock		Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Gain (Loss)	Deficit	Equity
Balance June 30, 2012 (Restated)	111,676,854	$15,169,200	$(253,058)	$(7,011,237)	$7,904,905

Foreign currency translation adjustments			200,488		200,488

Net loss for the nine months ended March 31, 2013	-	-		177,497	177,497

Balance March 31, 2013 (Restated)	111,676,854	$15,169,200	$(52,570)	$(6,833,740)	$8,282,890

The accompanying notes are an integral part of these financial statements

F2-5

MONEYTECH LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED MARCH 31, 2013 AND 2012
(UNAUDITED)
(RESTATED)

	March 31,
	2013	2012
	(Restated)	(Restated)
Net profit	$177,497	$99,760
Adjustments to reconcile net income to net cash (used in) provided by operating activities:

Depreciation & amortization	525,538	413,534

(Increase) / decrease in assets:
Trade receivables	(4,134,909)	(162,234)
Inventories	(132,286)	8,208
Deferred tax assets	240,420	147,967
Other receivable	51,930	-
Other assets	(186,844)	(289,077)
Increase/ (decrease) in current liabilities:
Trade payables	(2,643,873)	439,995
Net cash (used in) provided by operating activities	(6,102,527)	658,153

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(651,773)	(577,051)
Purchase of subsidiary	(111,650)	-
Net cash used in investing activities	(763,423)	(577,051)

CASH FLOWS FROM FINANCING ACTIVITIES
Wholesale loan facility	4,398,267	(66,728)
Capital Reserve	2,458,640	336,840
Repayment of borrowings	(114,352)	-
Net cash provided by financing activities	6,742,555	270,112

Effect of exchange rate changes on cash and cash equivalents	141,743	(260,730)

Net increase in cash and cash equivalents	18,348	90,484

Cash and cash equivalents at the beginning of the period	5,617,025	2,854,959

Cash and cash equivalents at the end of the period	$5,635,373	$2,945,443

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments	$-	$-
Interest payments	$1,410,596	$1,209,087

The accompanying notes are an integral part of these financial statements

F2-6

MONEYTECH LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013
(UNAUDITED)

Note 1 – BASIS OF PRESENTATION AND ORGANIZATION (RESTATED)

Moneytech Limited was incorporated under the laws of the Australia on September 9, 2003.  Through its wholly owned subsidiaries, Moneytech Finance Pty Ltd and Moneytech Services Pty Ltd, it offers working capital, trade and debtor finance solutions, to small and medium sized businesses.  When used in these notes, the terms "Company," "we," "our," or "us" mean Moneytech Limited and its Subsidiaries. The Company delivers its product offerings through ‘The Moneytech Exchange’, which is a real-time core banking platform, developed in-house and which continues to be upgraded with the support of the Australian Federal Government’s Research and Development program.  The Moneytech Exchange serves as the backbone of the Company’s business by providing internet style banking access to the Company’s customers and back-office systems to the Company’s staff.

Restatements

Subsequent to the issuance of the Company's financial statements for the nine months ended March 31, 2013, the Company determined that certain transactions and presentation in the financial statements had not been accounted for properly in the Company's financial statements.  Specifically, research and development grant income was improperly reflected in revenue, the amount of the value available on the card for the consumer in certain gift card and similar programs had been improperly recognized in revenue and cost of revenues and amortization relating to our system assets was improperly reflected in Operating expenses.  Certain research and development expenses that were expensed should have been capitalized and the Balance Sheet of Mpay was improperly classified.  Also, the provision for income tax and deferred tax was incorrectly calculated.  As a result of these errors, the Company decided to restate the consolidated balance sheet as of March 31, 2013, consolidated statement of operations and comprehensive (loss) income, consolidated statement of stockholders’ equity, consolidated statement of cash flows for the nine months ended March 31, 2013 and 2012.  The Company also used this opportunity to realign operating expenses and cost of revenue to conform to future financials filed.

F2-7

The effects of these restatements and reclassifications are as follows:

BALANCE SHEET

	Reported	Adjustments	Restated
	March 31, 2013	March 31, 2013	March 31, 2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	5,583,748	51,625	5,635,373
Trade receivables, net	31,395,931	567	31,396,498
Inventories	245,286	16,346	261,632
Deferred tax assets	416,640	-	416,640
Other assets	1,492,248	(43,129)	1,449,119
TOTAL CURRENT ASSETS	39,133,853	25,409	39,159,262

NON-CURRENT ASSETS
Intangible assets	3,289,789	513,577	3,803,366
Deferred tax asset	1,753,190	7,662	1,760,852
Property, plant and equipment	712,858	(19,942)	692,916
TOTAL NON-CURRENT ASSETS	5,755,837	501,297	6,257,134

TOTAL ASSETS	$44,889,690	$526,706	$45,416,396

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Trade and other payables	4,034,566	78,580	4,113,146
Wholesale loan facility	29,724,410	-	29,724,410
Provisions	32,399	(32,399)	-
Cash reserve	-	3,186,529	3,186,529
TOTAL CURRENT LIABILITIES	33,791,375	3,232,710	37,024,085

NON-CURRENT LIABILITIES
Cash reserve	3,186,529	(3,186,529)	-
Convertible loan	52,080	-	52,080
Shareholders loans	57,341	-	57,341
TOTAL NON-CURRENT LIABILITIES	3,295,950	(3,186,529)	109,421

TOTAL LIABILITIES	37,087,325	46,181	37,133,506

EQUITY
Common stock	15,169,200	-	15,169,200
Other accumulated comprehensive gain (loss)	(42,633)	(9,937)	(52,570)
Accumulated deficit	(7,324,201)	490,461	(6,833,740)
TOTAL EQUITY	7,802,365	480,524	8,282,890

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$44,889,690	$526,705	$45,416,396

F2-8

STATEMENTS OF OPERATIONS

	Reported	Adjustments	Restated	Reported	Adjustments	Restated
	March 31, 2012	March 31, 2012	March 31, 2012	March 31, 2013	March 31, 2013	March 31, 2013

Revenue	$5,779,737	$(2,883,971)	$2,895,766	$4,029,295	$(355,890)	$3,673,405
Cost of revenue	4,208,396	(2,290,053)	1,918,343	1,735,683	461,191	2,196,874
Gross profit	1,571,341	(593,918)	977,423	2,293,612	(817,081)	1,476,531

Operating expenses
Compensation expenses	700,143	(251,360)	448,783	897,449	(397,280)	500,169
Research and development expense		139,245	139,245	-	358,207	358,207
Bad debt expenses	105,831	(12,271)	93,560	171,055	(56,099)	114,956
Occupancy expenses	179,176	(23,176)	156,000	199,745	(17,054)	182,691
Depreciation expense	413,534	(389,889)	23,645	450,678	(397,058)	53,620
General and administration expenses	475,929	(356,090)	119,839	764,872	(488,115)	276,757
Total operating expenses	1,874,613	(893,541)	981,072	2,483,799	(997,399)	1,486,400
(Loss) Income from operations	(303,272)	299,623	(3,649)	(190,187)	180,318	(9,869)

Other income / (expense)
Interest income	79,537	-	79,537	91,941	(9,123)	82,818
Research and development grant		204,029	204,029	-	356,404	356,404
Other (expense) income	12,271	(21,489)	(9,218)	56,099	(67,387)	(11,288)
Finance costs	(22,972)	-	(22,972)	(140)	-	(140)
Total other income	68,836	182,540	251,376	147,900	279,894	427,794

(Loss) income from operations before income taxes	(234,436)	482,163	247,727	(42,287)	460,212	417,925
Income tax expense	9,217	138,750	147,967	376,061	(135,633)	240,428
Net (loss) income	(243,653)	343,413	99,760	(418,348)	595,845	177,497
Other comprehensive income	(553,674)	(5,862)	(559,536)	181,656	18,832	200,488
Comprehensive (loss) income	$(797,327)	$337,551	$(459,776)	$(236,692)	$614,677	$377,985

Net (loss) income per share:
Basic	$0.003	$(0.002)	$0.001	$(0.004)	$0.006	$0.002
Diluted	$0.002	$(0.001)	$0.001	$(0.004)	$0.006	$0.002

F2-9

STATEMENTS OF CASH FLOWS

	Reported	Adjustments	Restated	Reported	Adjustments	Restated
	March 31, 2012	March 31, 2012	March 31, 2012	March 31, 2013	March 31, 2013	March 31, 2013

Net income (loss)	$(243,653)	$343,413	$99,760	$(418,348)	$595,844	$177,497

Adjustments to reconcile net loss to net cash used in operating activities

Depreciation & amortization	413,534	-	413,534	450,678	74,860	525,538

(Increase) / decrease in assets:
Trade receivables	(162,235)	1	(162,234)	(4,187,641)	52,732	(4,134,909)
Inventories	8,208	-	8,208	(115,986)	(16,300)	(132,286)
Deferred tax assets	-	147,967	147,967	364,774	(124,354)	240,420
Other assets	(289,076)	(1)	(289,077)	(176,919)	42,005	(134,914)
Increase/ (decrease) in current liabilities:
Trade payables	439,995	-	439,995	(2,689,921)	46,048	(2,643,873)
Net cash used in operating activities	166,773	491,380	658,153	(6,773,363)	670,836	(6,102,527)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(85,671)	(491,380)	(577,051)	(31,412)	(620,361)	(651,773)
Purchase of subsidiary	-	-		(111,650)	-	(111,650)
Net cash used in investing activities	(85,671)	(491,380)	(577,051)	(143,062)	(620,361)	(763,423)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	270,112	-	270,112	6,742,555	-	6,742,555

Net cash (used in) operations	351,214	-	351,214	(173,870)	50,475	(123,395)

Effect of exchange rate changes on cash and cash equivalents	(260,730)	-	(260,730)	141,593	150	141,743
Net increase in cash and cash equivalents	90,484	-	90,484	(32,277)	50,625	18,348
Cash and cash equivalents at the beginning of the period	2,854,959	-	2,854,959	5,617,025	-	5,617,025

Cash and cash equivalents at the end of the period	2,945,443	-	2,945,443	5,584,748	50,625	5,635,373

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments	$9,217	$(9,217)	$-	$10,868	$(10,868)	$-
Interest payments	$22,972	$1,186,115	$1,209,087	$140	$1,410,456	$1,410,596

F2-10

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (RESTATED)

Basis of Presentation
The accompanying financial statements were prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”).

Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to U.S. GAAP rules and regulations for presentation of interim financial information. Therefore, the unaudited condensed interim financial statements should be read in conjunction with the audited annual financial statements for the years ended June 30, 2012 and 2011. Current and future financial statements may not be directly comparable to the Company’s historical financial statements. Accordingly, the results of operations for the interim period are not necessarily indicative of the results to be expected for any other interim period or for the full year.

Principles of Consolidation
The consolidated financial statements include the accounts of Moneytech Limited and its wholly owned subsidiaries Moneytech, Moneytech Finance Pty Ltd, mPayments Pty Ltd., Moneytech POS Pty Ltd., and Moneytech Services Pty Ltd, , collectively referred to as the Company.   All material intercompany accounts, transactions and profits were eliminated in consolidation.

Equity Investments
The Company uses the equity method of accounting for investments when the percentage of ownership of the investment is between 20% and 50%. The Company includes the proportionate share of the profit or loss as part of the carrying value of the investment.

Liquidity Matters
Based upon its current projection of revenue, management believes that its current cash position and available financing provide sufficient resources and operating flexibility through at least the next twelve months. However, there can be no assurance that projected revenue growth and improvement in operating results will occur or that the Company will successfully implement its plans. In the event cash flow from operations is not sufficient, additional sources of financing will be required in order to maintain the Company’s current operations. Whereas management believes it will have access to other financing sources, no assurance can be given that such additional sources of financing will be available on acceptable terms, on a timely basis or at all.

Foreign Currency Translation and Comprehensive Income (Loss)
The accounts of Moneytech Limited and subsidiaries were maintained, and its financial statements were expressed, in AUD. Such financial statements were translated into USD with the AUD as the functional currency.  All assets and liabilities were translated at the exchange rate at the balance sheet date, stockholder’s equity is translated at the historical rates and income statement items are translated at the average exchange rate for the period.  Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of transaction.  Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the consolidated statements of operations. The resulting translation adjustments are reported under other comprehensive income as a component of shareholders’ equity.  There were no significant fluctuations in the exchange rate for the conversion of AUD to USD after the balance sheet date.

Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates include collectability of accounts receivable, accounts payable, sales returns and recoverability of long-term assets.

Revenue Recognition
Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. Revenue generally is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities.

Cost of Revenue
Cost of revenue includes; programs licensed; operating costs including costs of funds and related product support service centers to drive traffic to our websites, costs incurred to support and maintain products and services, including inventory valuation adjustments; costs associated with the delivery of consulting services; and the amortization of capitalized intangible software costs. Capitalized intangible software costs are amortized over the estimated lives of the products.

F2-11

Research and Development
Research and development expenses include payroll, employee benefits, and other headcount-related expenses associated with product development. Research and development expenses also include third-party development and programming costs, localization costs incurred to translate software for international markets, and the amortization of purchased software code and services content. Such costs related to software development are included in research and development expense until the point that technological feasibility is reached, which for our software products, is generally shortly before the products are put into service. Once technological feasibility is reached, such costs are capitalized and amortized to cost of revenue over the estimated lives of the products.  Certain research and development costs are available for reimbursement by the Australian government.  Research and development expense is included as an operating expense and research and development grant income is reported as other income.

Income Taxes
The Company utilizes FASB Accounting Standards Codification (ASC) Topic 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (codified in FASB ASC Topic 740). When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities.  The Company places its cash in what it believes to be credit-worthy financial institutions.  The Company has a diversified customer base, most of which are in Australia.  The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures.  The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Risks and Uncertainties
The Company is subject to risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies
Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.  Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

F2-12

Cash and Equivalents
Cash and equivalents include cash in hand and cash in demand deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.  At March 31, 2013, the Company had $5,635,373 in cash, of which no deposits were covered by insurance.  The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Allowance for Doubtful Accounts
The Company maintains reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  The allowance for doubtful accounts was $595,112 at March 31, 2013.

Inventory
Inventories are valued at the lower of cost (determined on a weighted average basis) or market.  Management compares the cost of inventories with the market value and allowance is made to write down inventories to market value, if lower.  As of March 31, 2013, inventory only consisted of finished goods.

Property, Plant & Equipment
Property and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. The estimated useful lives of our property and equipment are generally as follows: computer software developed or acquired for internal use, three  to 10 years; computer equipment, two to three years; buildings and improvements, five to 15 years; leasehold improvements, two to 10 years; and furniture and equipment, one to five years. Land is not depreciated.

As of March 31, 2013 Property, Plant & Equipment consisted of the following:

Plant and equipment	$1,762,667
Accumulated depreciation	(1,069,750)
$692,916

For the nine months ended March 31, 2013 and 2012, depreciation expense consisted of the following:

	March 31
	2013	2012
Depreciation, operating	$53,620	$23,645
Depreciation, cost of revenue	82,443	78,127
Total depreciation expense	$136,063	$101,772

Fair Value of Financial Instruments
For certain of the Company’s financial instruments, including cash and equivalents, restricted cash, accounts receivable, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities.  ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company.  ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.  The three levels of valuation hierarchy are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

F2-13

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

As of March 31, 2013, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Earnings Per Share (EPS)
Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and if the additional common shares were dilutive. Diluted EPS is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and the if-converted method for the outstanding convertible preferred shares. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, convertible outstanding instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later).

The following table sets for the computation of basic and diluted earnings per share for period ended March 31, 2013 and 2012:

	March 31
	2013	2012

Net income	$177,497	$99,760

Weighted average number of shares used in computing basic and diluted net income per share:

Basic	111,676,854	91,271,854
Dilutive effect of convertible loan	530,000	58,435,000
Diluted	112,206,854	149,706,854

Net income per share
Basic:	$0.002	$0.001
Diluted:	$0.002	$0.001

Intangible Assets
All of our intangible assets are subject to amortization and are amortized using the straight-line method over their estimated period of benefit, ranging from one to 10 years. We evaluate the recoverability of intangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired.

Note 3 – OTHER ASSETS (RESTATED)

Other assets consist of the following as of March 31, 2013:

Research and development grant receivable	$690,745
Insurance claim receivable	541,644
Other receivable	25,501
Prepaid expenses	152,731
Deposits	38,498
$1,449,119

F2-14

Note 4 – INTANGIBLE ASSETS (RESTATED):

Intangible assets consist of the following as of March 31, 2013:

Moneytech software	$6,345,312
Accumulated amortization	(2,541,946)
$3,803,366

The intangible assets are amortized over 10-12 years.  Amortization expense of $389,475 and $311,762 was included in cost of revenue for the period ended March 31, 2013 and 2012, respectively.

Note 5 –LOANS (RESTATED)

Current:
Wholesale loan facility	$29,724,410
Cash reserve	3,186,529
$32,910,939

Wholesale Loan Facility
The Company has a secured bank overdraft with a bank in Sydney Australia for up to AUD $25,000,000 for the company to use.  The overdraft is secured mainly by their trade receivables.  Interest rate charges at the bank reserve rate plus margin from the bank.  The agreement is currently set to expire on December 31, 2013 that can be renewed annually in September.

Cash Reserve
The Company is required to maintain certain cash reserves with its senior debt provider in accordance with the Receivables Purchase Agreement (RPA) between the parties. The Required Cash Reserve amount may be provided by the Company or its customers and is held in a ‘Cash Reserve Account’ with its senior debt provider in accordance with the RPA terms and conditions.  The Required Cash Reserve balance is adjusted based on the RPA and the total facility limit provided to the Company by the senior debt.

Non Current:
Convertible loan	$52,080
Shareholders loans	57,341
$109,421

Convertible Loan
The Company had a convertible loan balance for AUD $50,000 with one shareholder.  The Company has the right to retire the loan prior to September 30, 2014, through the issuance of 530,000 shares of its common stock.

Shareholders Loan
The Company has an accrued interest amount payable to a shareholder in the amount of AUD$57,341 as of March 31, 2013.  The amount is due by July 31, 2013.  There is no interest charged on the balance.

Note 6 – RELATED PARTY TRANSACTIONS (RESTATED)

The Company paid a company controlled by Hugh Evans for consulting services for the nine months ended March 31, 2013 and 2012 in the amount of $88,875 and $140,751 respectively.

Note 7 –INCOME TAXES (RESTATED)

The following is the income tax expense reflected in the Statement of Operations for the nine months ended March 31, 2013 and 2012:

INCOME TAX EXPENSE	March 31
	2013	2012
Income tax expense - current	$-	$-
Income tax expense - deferred	240,428	147,967
Total	$240,428	$147,967

F2-15

The following are the components of income before income tax reflected in the Statement of Operations for the nine months ended March 31, 2013 and 2012:

COMPONENTS OF INCOME BEFORE INCOME TAX	March 31
	2013	2012
Income from Australian operations	$417,925	$247,727
Income tax	$240,428	$147,967
Effective tax rate	57%	60%

The Company did not have a United States tax paying entity during the nine months ended March 31, 2013 and 2012.

The following is a reconciliation of the provision for income taxes at the US federal income tax rate to the income taxes reflected in the Statement of Operations for the nine months ended March 31, 2013 and 2012.

INCOME TAX RATE RECONCILIATION	March 31
	2013	2012
US statutory rates	34%	34%
Tax rate difference	(4)%	(4)%
Research and development	27%	30%
Tax expenses at actual rate	57%	60%

The following are the components of deferred tax reflected in the Statement of Operations for the nine months ended and Balance Sheet as at March 31:

COMPONENTS OF DEFERRED TAX EXPENSE	March 31
	2013	2012
Tax losses carried forward	$185,120	$116,558
Doubtful debts reserve	52,488	31,610
Accruals	2,820	(201)
	240,428	147,967

COMPONENTS OF DEFERRED TAX ASSET	March 31
2013
Tax losses carried forward	$1,984,165
Doubtful debts reserve	178,534
Accruals	14,793
2,177,492

Deferred tax assets - current	$416,640
Deferred tax assets - non current	1,760,852
2,177,492

Deferred income taxes arise from temporary differences between the tax and financial statement recognition of revenue and expense. In evaluating the ability to recover the deferred tax assets within the jurisdiction from which they arise, the Company considered all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. In projecting future taxable income, the Company began with historical results adjusted for changes in accounting policies and incorporates assumptions including the amount of future pretax operating income, the reversal of temporary differences, and the implementation of feasible and prudent tax planning strategies. These assumptions require significant judgment about the forecasts of future taxable income and are consistent with the plans and estimate the Company are using to manage the underlying businesses. In evaluating the objective evidence that historical results provide, the Company consider three years of cumulative operating income (loss).

F2-16

As of March 31, 2013, Moneytech had approximately $6,613,805 in net operating loss (“NOL”) carry forward available to offset future taxable income in Australia.  The NOLs can be carried forward without expiration in Australia.  Management believes that all NOLs will be utilized in the near future and therefore no allowance was made.

Note 8 – EQUITY INVESTMENT (RESTATED)

On January 16, 2013 the Company entered into an agreement whereby it received a 37.5% equity interest in 360 Market Pty. Limited (“360”) in exchange for allowing 360 to utilize certain license rights.  There was no exchange of cash or debt for the transaction and it was accounted for on the historical cost basis with a $0 value.  The investment is accounted for by the equity method since the Company obtained a 37.5% equity interest.  Due to the continuous loss from inception through June 30, 2013 incurred by 360, the Company did not recognize any income or return from the investment as doing so would have created a negative carrying value in the investment account.  The Company discontinued using the equity method rather than establish a negative balance.  The investment retains a zero balance until subsequent investee profits eliminate all unrealized losses.  In addition, 360 has had a negative equity position since inception of the investment thereby precluding any other disclosure regarding our underlying position in the net equity of 360.

Note 9 –SUBSEQUENT EVENTS

On May 30, 2013, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, Source Financial, Inc., Marco Garibaldi (“Garibaldi”), Edward DeFeudis (“DeFeudis”) and Hugh Evans (“Evans”), pursuant to which the shareholders of Moneytech (the “Moneytech Shareholders”), will transfer to the Company all of the shares of Moneytech in exchange for the issuance of up to 5,300,000 shares of the Company’s common stock (the “Exchange Transaction”). Following the Exchange Transaction, Moneytech will be a wholly-owned subsidiary of the Source. The Exchange Agreement was finalized on June 30, 2013.

Management has evaluated events subsequent through September 12, 2013 for transactions and other events that may require adjustment of and/or disclosure in such financial statements.

F2-17

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements  are provided to aid you in your analysis of the financial aspects of the acquisition of Moneytech  Limited by the Company. The unaudited pro forma condensed combined income statements combine the operating statements of Source and Moneytech giving effect to the acquisition as if it had occurred at the beginning of each period presented.  The pro forma condensed consolidated balance sheet is based on the assumption that the acquisition occurred March 31, 2013.  These unaudited pro forma condensed combined financial statements should be read in conjunction with the financial statements of Moneytech and the related notes thereto, included elsewhere in this Report.  Pro forma financial data are based on assumptions and reflect adjustments as reflected in the notes thereto,  The unaudited pro forma information is not necessarily indicative of the results of operations that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

F3-1

SOURCE FINANCIAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2013

	Moneytech Limited	Source Financial, Inc.	Wiki-Sub	Combined Historical		Proforma Adjustments	Combined Pro Forma
CURRENT ASSETS
Cash and cash equivalents	$5,635,373	$117,285	$-	$5,752,658			$5,752,658
Trade and other receivables, net	31,396,498	-	-	31,396,498			31,396,498
Inventory	261,632	-	-	261,632			261,632
Deferred tax	416,640	-	-	416,640			416,640
Other current assets	1,449,119	6,128	-	1,455,247			1,455,247
TOTAL CURRENT ASSETS	39,159,262	123,413	-	39,282,675			39,282,675

NON-CURRENT ASSETS
Investment in subsidiary					1	6,625,000	-
					2	(6,625,000)
Goodwill and intangible assets, net	3,803,366	173,290	-	3,976,656			3,976,656
Deferred tax assets	1,760,852	-	-	1,760,852			1,760,852
Property and equipment, net	692,916	9,766	-	702,682			702,682
Other assets	-	56,957	-	56,957			56,957
TOTAL NON-CURRENT ASSETS	6,257,134	240,013	-	6,497,147			6,497,147
TOTAL ASSETS	$45,416,396	$363,426	$-	$45,779,822			$45,779,822

CURRENT LIABILITIES
Trade and other payables	$4,113,146	$3,000	$-	$4,116,146			$4,116,146
Wholesale loan facility	29,724,410	-	-	-			-
Cash reserve	3,186,529	-	-	3,186,529			3,186,529
Accrued expenses	-	59,877	-	59,877			59,877
Long-term debt, current portion	-	889,545	-	889,545	3	(889,545)	-
TOTAL CURRENT LIABILITIES	37,024,085	952,422	-	37,976,507			37,976,507

NON-CURRENT LIABILITIES
Convertible loan	52,080	-	-	52,080			52,080
Shareholder loan	57,341	-	-	57,341			57,341
TOTAL NON-CURRENT LIABILITIES	109,421	-	-	109,421			109,421
TOTAL LIABILITIES	37,133,506	952,422	-	38,085,928			38,085,928

STOCKHOLDERS' EQUITY
Common stock	15,169,200	206,125	-	15,375,325	1	530,000	796,125
					2	(15,169,200)
					3	60,000
Preferred stock	-	-	-	-	1	50	50

Additional paid in capital	-	10,101,933	-	10,101,933	1	6,094,950	15,836,222
					2	(1,190,206)
					3	829,545
Accumulated deficit	(7,011,237)	(9,734,406)	-	(16,745,643)	2	9,734,406	(7,011,237)

Current income (loss)	177,497	(1,152,810)	-	(975,313)		-	(975,313)
Accumulated other comprehensive income (loss)	(52,570)	-	-	(52,570)			(52,570)
Treasury stock	-	(9,838)	-	(9,838)			(9,838)
TOTAL STOCKHOLDERS' EQUITY	8,282,890	(588,996)	-	7,693,894			7,693,894

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$45,416,396	$363,426	$-	$45,779,822			$45,779,822

ProForma Adjustments

#1	Investment in subsidiary	6,625,000
	Common stock		530,000
	Preferred stock		50
	Additional paid in capital		6,094,950

To record investment for Moneytech. Issuance of 5,300,000 common stock and 5,000 preferred shares

#2	Investment in subsidiary		6,625,000
	Common stock	15,169,200
	Accumulated deficit		9,734,406
	Additional paid in capital	1,190,206

To remove investment during consolidation and adjust equity for reverse merger

#3	Longterm debt current portion	889,545
	Additional paid in capital		829,545
	Common stock		60,000
	To record the converstion of debt to equity upon merger transaction
F3-2

SOURCE FINANCIAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
For the Nine Months Ended March 31, 2013
UNAUDITED

	Moneytech	Source	Combined	Proforma
	Limited	Financial, Inc.	Historial	Adjustments	Pro Forma

Revenue, net	$3,673,405	$3,813	$3,677,218	-	$3,677,218
Cost of sales	2,196,874	19,598	2,216,472		2,216,472
Gross profit	1,476,531	(15,785)	1,460,746		1,460,746

Operating expenses:
Payroll expenses	500,169	-	500,169		500,169
Research and development expense	358,207	-	358,207		358,207
Bad debt expenses	114,956	-	114,956		114,956
Occupancy expenses	182,691	-	182,691		182,691
Depreciation and amortization expenses	53,620	993,330	1,046,950	-	1,046,950
General and administration expenses	276,757	-	276,757		276,757
Total operating expenses	1,486,400	993,330	2,479,730		2,479,730

Loss from operations	(9,869)	(1,009,115)	(1,018,984)		(1,018,984)

Other income (expense)
Interst income	82,818	-	82,818		82,818
Other income	356,404	(258)	356,146		356,146
Finance costs	(140)	-	(140)		(140)
Other expense	(11,288)	(143,437)	(154,725)	-	(154,725)
Total other income (expense)	71,390	(143,695)	(72,305)		284,099

Income (loss) before income tax provision	61,521	(1,152,810)	(1,091,289)		(734,885)

Income tax provision	240,428	-	240,428		240,428

Net income (loss)	178,907	(1,152,810)	(1,331,717)		(975,313)

Earnings per share:
Basic	$0.002	$(0.56)	$(0.01)		$(1.23)

Diluted	$0.002	$(0.56)	$(0.01)		$(1.23)

Weighted average number of shares outstanding:
Basic	111,676,854	2,065,266	113,742,120	(112,945,995)	796,125

Diluted	111,676,854	2,065,266	113,742,120	(112,945,995)	796,125

Pro Forma Adjustments

#1	To effect shares issued upon reorganization
The Company did not include potentially dilutive shares issued or outstanding as the effect of those shares would have resulted in an anti dilutive.

F3-3

SOURCE FINANCIAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
For The Fiscal Year Ended June 30, 2012
UNAUDITED

	Moneytech	Source Financial,	Combined	Proforma
	Limited	Inc.	Historial	Adjustments	Pro Forma

Revenue, net	$4,171,622	$3,414	$4,175,036	-	$4,175,036
Cost of sales	2,715,227	-	2,715,227		2,715,227
Gross profit	1,456,395	3,414	1,459,809		1,459,809

Operating expenses:
Payroll expenses	806,711	-	806,711		806,711
Research and development expense	199,144	-	199,144		199,144
Bad debt expenses	78,038	-	78,038		78,038
Occupancy expenses	221,000	0	221,000		221,000
Depreciation and amortization expenses	36,402	615,382	651,784	-	651,784
General and administration expenses	226,936	-	226,936		226,936
Total operating expenses	1,568,231	615,382	2,183,613		2,183,613

Loss from operations	(111,836)	(611,968)	(723,804)		(723,804)

Other income (expense)
Interst income	109,899	-	109,899		109,899
Research and development grant	302,876	-	302,876		302,876
Other income	(14,797)	202,325	187,528		187,528
Finance costs	(28,555)	(147,202)	(175,757)	-	(175,757)
Total other income	369,423	55,123	424,546		424,546

Income (loss) before income tax provision	257,587	(556,845)	(299,258)		(299,258)

Income tax provision	179,647	-	179,647		179,647

Net income (loss)	77,940	(556,845)	(478,905)		(478,905)

Earnings per share:
Basic	$0.001	$(0.01)	$(0.00)		$(0.60)

Diluted	$0.001	$(0.01)	$(0.00)		$(0.60)

Weighted average number of shares outstanding:
Basic	111,676,854	77,634,452	189,311,306	(188,515,181)	796,125

Diluted	149,706,854	77,634,452	227,341,306	(226,545,181)	796,125

Pro Forma Adjustments

#1	To effect shares issued upon reorganization
The Company did not include potentially dilutive shares issued or outstanding as the effect of those shares would have resulted in an anti dilutive.

F3-4

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis for Pro Forma Presentation

The accompanying condensed combined pro forma financial statements illustrate the effect of the acquisition effective June 30, 2013 between Source Financial, Inc. (Company), and Moneytech Pty. Limited. (Moneytech) on the Company's financial position and results of operations. The pro forma condensed combined balance sheet as of March 31, 2013 is based on the historical balance sheets of the Company and Moneytech as of that date. The pro forma condensed combined balance sheet assumes the acquisition took place on March 31, 2013.

The pro forma condensed combined income statement for the year ended June 30, 2012 is based on the historical income statements of Moneytech and the Company, and assumes the acquisition took place on July 1, 2011. The pro forma condensed combined income statements for the nine months ended March 31, 2013 is based on the historical income statements of the Company and Moneytech and assumes the acquisition took place on July 1, 2012.

The pro forma condensed combined financial statements may not be indicative of the actual results of the acquisition and there can be no assurance that the foregoing results will be obtained. In particular, the pro form condensed combined financial statements are based on the Company’s acquisition on June 30, 2013. The actual may differ.

The accompanying pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of the Company and Moneytech.

Note 2 – Acquisition

Source Financial, Inc. was incorporated in the State of Delaware on June 24, 1988. Our business is conducted through two wholly owned operating entities: WikiTechnologies, Inc. and Moneytech USA, Inc. On June 30, 2013 the Company completed an acquisition of Moneytech Pty. Ltd, an Australian Company.

The Reorganization has been accounted for as a reverse merger with Moneytech being treated as the accounting acquirer.

3. Pro Forma Adjustments

Certain adjustments have been made to the historical financial statements in order to prepare the pro forma financial information as if the transaction had occurred at the beginning of the fiscal periods presented.

The adjustments are as follows:

1.	To record stock issuance of 5,300,000 common shares for the acquisition of Moneytech Pty Ltd.
2.	To eliminate the investment in subsidiaries during consolidation and equity for reverse merger.
3.	To record the conversion of long term debt to equity at date of acquisition.

F3-5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2014.

SOURCE FINANCIAL, INC.

By:	/s/ Hugh Evans
Hugh Evans President and Chief Executive Officer